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                                     DELTA
                              ---------------------
                              GALIL INDUSTRIES LTD.


                                                       Tel-Aviv January 30, 2006

                To                              To
                Securities Authority            Tel-Aviv Stock Exchange
                22 Kanfei Nesharim St.          54 Ahad Ha'am St.
                Jerusalem 95464                 Tel Aviv 65202
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Ladies and Gentlemen:

         RE: DELTA GALIL INDUSTRIES. (THE "COMPANY") - IMMEDIATE REPORT
             ----------------------------------------------------------
                 GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY
                 ----------------------------------------------

We hereby notify you that at the Company's Annual Meeting of Shareholders held on January 30, 2006 the following resolutions were adopted:

1. To approve that Mr. Dov Lautman, who has been appointed as Chief Executive Officer of the Company effective as of February 1, 2006, for a period of 12 months, may continue to serve concurrently as Chairman of the Board for such period, which may be extended by the Board of Directors to up to 15 months.

2. To approve the reimbursement of directors, in accordance with the Company's policies, (a) for directors who are not residents of Israel, of reasonable direct expenses (such as for travel and lodging) incurred on or after November 15, 2005, directly related to attendance at meetings of the Board of Directors or other meetings to which they may be invited by the Chairman of the Board of Directors; and (b) for all directors who are requested to travel outside of Israel on behalf of the Company, of reasonable direct expenses (such as for travel and lodging).




                                        Yours respectfully,


                                        Miki Laxer, Controller & Secretary
                                        Delta Galil Industries Ltd.
                                        Public Company number 520025602